                                                                      Exhibit 5

             TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS
                            PROFESSIONAL ASSOCIATION
                                ATTORNEYS AT LAW

          TAMPA OFFICE                                ST. PETERSBURG OFFICE
       2700 BARNETT PLAZA                              2100 BARNETT TOWER
   101 EAST KENNEDY BOULEVARD                          ONE PROGRESS PLAZA
      POST OFFICE BOX 1102                            POST OFFICE BOX 2245
   TAMPA, FLORIDA  33601-1102                ST. PETERSBURG, FLORIDA 33731-2245
    TELEPHONE (813) 223-7474                       TELEPHONE (813) 898-7474
     TELEFAX (813) 229-6553                          TELEFAX (813) 229-6553



                                October 21, 1996





Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

       Re:      AmeriSteel 1996 Equity Ownership Plan
                Registration Statement on Form S-8

Ladies and Gentlemen:

         We have represented AmeriSteel Corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the offering by the Company (the "Offering") of 438,852 shares of the Company's Common Stock under the Company's 1996 Equity Ownership Plan (the "Plan"). This opinion is being provided as
Exhibit 5 to the S-8 Registration Statement.

         In our capacity as counsel to the Company in connection with the S-8 Registration Statement and the Offering, we have examined and are familiar with: (1) the Company's Articles of Incorporation and Bylaws, each as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

         We express no opinion as to the law of any jurisdiction other than of the State of Florida and the federal laws of the United States of America.
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SECURITIES AND EXCHANGE COMMISSION                             OCTOBER 21, 1996
                                                                         PAGE 2
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         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a validly existing corporation under the laws of the State of Florida and its status is active.

         2. The Plan has been duly and legally authorized by all required corporate action.

         3.      When the following events shall have occurred:

                 a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

                 b. the shares of Common Stock shall have been awarded and issued and any restrictions or conditions with respect to such shares shall have been satisfied, as the case may be, as contemplated in the Plan;

                 c. the options covering shares of Common Stock shall have been granted and exercised as contemplated in the Plan;

                 d. the consideration specified in the Plan and (i) in the award agreement for the purchase of Common Stock or (ii) in the instrument of grant covering options granted under the Plan, as the case may be, shall have been received; and

                 e. the certificates representing such shares of Common Stock shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                        Sincerely,

                                        TRENAM, KEMKER, SCHARF, BARKIN, FRYE,
                                        O'NEILL & MULLIS
                                          Professional Association


                                        By:      /s/ Richard Leisner

                                                  Richard M. Leisner